UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 2, 2008

_____________________________

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

In conjunction with Newfield Exploration Company’s (“Newfield” or the “Company”) presentation at the FBR Capital Markets Fall Investment Conference in New York this week, the Company is disclosing the following new information:

Gulf of Mexico
Newfield made a deepwater Gulf of Mexico discovery at its Sargent Prospect, located at Garden Banks 339. The well encountered 45’ of net gas pay and will be developed through a sub sea completion to existing infrastructure. First production is expected in the first half of 2010. Newfield has a 25% interest in the new development.

 The Sargent discovery is Newfield’s fourth deepwater Gulf of Mexico discovery in 2008. Others include: Gladden (Mississippi Canyon 800), Anduin West (Mississippi Canyon 754) and Dalmatian (Desoto Canyon 48).  These new discoveries, together with Newfield’s 2007 Fastball discovery (Viosca Knoll 1003), are expected to be developed in 2009-10 and lead to compound annual production growth from Newfield’s deepwater portfolio of more than 50% over the next three years. In 2009, Newfield plans to drill two deepwater exploration prospects -- Winter (Garden Banks 605) and Pyrenees (Garden Banks 293). The Winter Prospect is expected to spud before year-end 2008 and Pyrenees will be drilled immediately following Winter. In addition, Newfield will participate in a development well in the Glider field (Green Canyon 248).

Woodford Shale
Newfield gross operated production in the Woodford Shale recently exceeded its year-end 2008 goal of 250 MMcfe/d, and we continue to be pleased with our results.  Production volumes benefited from seven wells recently completed on the “Foster Pads.” The wells had initial combined production of 42 MMcfe/d gross. The wells are cleaning up following recent fracture stimulations.

Williston Basin
Newfield made a successful Three Forks/Sanish completion with its Jorgensen 1-15H well. The well’s initial production was 1,010 BOEPD. We expect to drill four additional operated wells near this well in the next several months.

Year-to-date, Newfield has drilled 10 successful wells on its Williston Basin acreage. Newfield expects to operate 2-3 rigs in the Williston throughout 2009. Plans include continued development and expansion along the Nesson Anticline and exploration areas west of the Nesson and in Montana. Newfield has 473,000 gross acres (160,000 net) in the Williston Basin. The Company’s acreage position has prospective targets that include the Bakken Shale, as well as the Madison, Red River and Three Forks/Sanish.

**This report contains forward-looking information. All information other than historical facts included in this report, such as information regarding estimated or anticipated production, drilling and development plans, the timing of activities, the timing of initial production and future rates of production from wells, fields and regions, and the expected ultimate recovery of reserves from wells, is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and severe weather conditions (such as hurricanes). In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: December 2, 2008	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller